UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2007

Commission File Number: 333 - 118398

SOUND REVOLUTION INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(state or other jurisdiction of incorporation or organization)

1187 Brimley Road, Toronto, Ontario, Canada M1P 3G5
(Address of principal executive offices)

416-271-9695
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Agreement with Velocity Communications Ltd.

On July 10, 2007 Sound Revolution Inc. (“Sound Revolution”) entered into a consulting agreement (the “Agreement”) with Velocity Communications Ltd. (“Velocity”). Pursuant to the Agreement, Velocity will create and implement a comprehensive investor and public relations strategy for Sound Revolution for the North American market. Velocity’s services will include but will not be limited to the operation of an investor relations telephone information line for Sound Revolution.

The term of the Agreement is for 12 months. In consideration for Velocity’s services, Sound Revolution will compensate Velocity with 10,000 restricted common shares in the capital stock of Sound Revolution per month during the term of the Agreement, payable in advance. Sound Revolution will also pay to Velocity a flat fee of $1,500 per month to cover all expenses. If the Agreement is terminated by either of the parties, any compensation paid to Velocity and not accrued at the time of termination will be refundable to Sound Revolution.

Item 7.01 Regulation FD Disclosure

On July 10, 2007 Sound Revolution issued a press release entitled “Sound Revolution Inc. (OTC BB:SRVN) announces public relations consulting agreement and new investor hotline.

The press release is attached as Exhibit 99.1 hereto.

The information contained herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits. The following exhibits are included as part of this report:

99.1	Press Release dated July 10, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2007	SOUND REVOLUTION INC.
(Registrant)

	By:	/s/ Robin Ram
Robin Ram, Director,
President, Chief Executive Officer